                                                                     EXHIBIT 9.2

                       AMENDMENT TO VOTING TRUST AGREEMENT


         This Amendment ("Amendment") is entered into on June 12, 1998, by and among Burton Bentley, as Trustee ("Trustee"), Jack R. Leadbeater, as the Successor Trustee ("Successor Trustee"), Osage Systems Group, Inc., successor in interest to Pacific Rim Entertainment, (the "Corporation"), the stockholders of the Corporation as set forth on Schedule I attached hereto and made a part hereof (the "Stockholders") and the holders of the Corporation's Series B $3.00 Preferred Stock (the "Series B Holders").

         WHEREAS, the parties hereto entered into a Voting Trust Agreement dated as of December 22, 1997 (the "Agreement") pursuant to an Agreement and Plan of Merger by and among the Corporation, PR Acquisition Corp., Osage Computer Group, Inc. ("Osage") and certain stockholders of Osage, dated as of November 5, 1997 (the "Merger Agreement"); and

         WHEREAS, the parties desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby bind themselves and their heirs, executors, administrators and permitted assigns, and the Trustee does hereby bind himself, and agree as set forth below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

         1. Trust Shares. The aggregate number of Trust Shares subject to the Agreement is hereby reduced from 1,500,000 to the lower of: (i) 500,000, or (ii) whatever number of Trust Shares is deemed acceptable to the Successor Trustee, which may consist of no Trust Shares. Accordingly, no less than 1,000,000 Trust Shares are hereby released from the Agreement. The allocation of the Trust Shares among the Stockholders is set forth on the revised Schedule I attached hereto.

         2. Change of Trustee. Burton Bentley as Trustee shall be replaced by Jack R. Leadbeater as Successor Trustee effective as of the date of this Amendment. Mr. Leadbeater shall be referred to as the "Successor Trustee". In connection with his agreement to resign as Trustee, the Corporation hereby reaffirms its agreement to indemnify and hold Mr. Bentley as the Trustee harmless from any loss, expense or damages which he may incur by reason of any lawful act undertaken or any omission to act under the Agreement except for any loss, expense or damages resulting from willful misconduct and gross negligence. Mr. Leadbeater as Successor Trustee shall be entitled to the indemnification provided for under paragraph 7 of the Agreement.

         3. Voting Trust Certificates. The Stockholders shall provide to the Successor Trustee their respective stock certificates representing the number of shares of the Corporation's Common Stock they have agreed to deposit into the Voting Trust (the "Trust Shares") and, upon his receipt of such certificates, the Successor Trustee shall issue to each of the Stockholders a Voting Trust Certificate in the form attached hereto as Exhibit "A", for the number of Trust Shares held by the Successor Trustee for the benefit of the Stockholders under the terms and conditions of the Agreement.

         4. Release of Trust Shares. Section 6(b) of the Agreement is hereby deleted in its entirety.

         5. Amendment/Termination. The Successor Trustee has the power and authority granted by the Series B Holders to amend, modify or terminate the Voting Trust arrangements identified herein, for any reason whatsoever, in his sole discretion.

         6. Consent. The Series B Holders, by their execution at the end of this Agreement, hereby evidence their consent and agreement to the terms herein contained.

         7. Miscellaneous.

                  (a) Except as amended hereby, all other terms of the Agreement shall remain unamended and in full force and effect.

                  (b) This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to conflict of laws principles.

                  (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                                OSAGE SYSTEMS GROUP, INC.

                                                By: /s/ Jack R. Leadbeater
                                                   ----------------------------
                                                   Jack R. Leadbeater
                                                   Chief Executive Officer

                                                TRUSTEE

                                                By: /s/ Burton Bentley
                                                   ----------------------------
                                                   Burton Bentley, Esquire

         The undersigned hereby accepts his appointment as Successor Trustee under the Agreement, as amended by this Amendment, and agrees to be bound by the terms of the Agreement, as amended hereby.

                                                SUCCESSOR TRUSTEE

                                                /s/ Jack R. Leadbeater
                                                -----------------------------
                                                Jack R. Leadbeater

                                SERIES B HOLDERS:

/s/ Jack R. Leadbeater                      /s/ Dale Van deVrede
------------------------------              --------------------------------
Jack R. Leadbeater                          Dale Van deVrede Family Trust


/s/ David S. Olson                          /s/ Chris Donahue
------------------------------              --------------------------------
David S. Olson                              Chris Donahue


/s/ Steve Rigby                             /s/ Rick Gunther
------------------------------              ---------------------------------
Steve Rigby                                 Rick Gunther




                                   SCHEDULE I

                    STOCKHOLDERS OF OSAGE SYSTEMS GROUP, INC.

                    DEPOSIT OF TRUST SHARES INTO VOTING TRUST

NAME                               # OF SHARES TO BE PLACED IN VOTING TRUST


------------------------                  -------------------------
Signature


------------------------                  -------------------------
Signature


------------------------                  -------------------------
Signature


------------------------                  -------------------------
Signature


------------------------                  -------------------------
Signature

                                   EXHIBIT "A"

                            VOTING TRUST CERTIFICATE

                            OSAGE SYSTEMS GROUP, INC.


_________________________________    _______________________________
Voting Trust Certificate Number     Number of Shares Represented



                            VOTING TRUST CERTIFICATE

         THIS CERTIFIES THAT _______________________ is the legal and beneficial owner of shares of the Common Stock of Osage Systems Group, Inc., a Delaware corporate (the "Corporation"), said shares having been deposited with the undersigned Trustee in accordance with a Voting Trust Agreement entered into by certain Stockholders of the Corporation and the Trustee, dated as of December 22, 1997, as amended on June _____, 1998, copies of which are filed in the registered office of the Corporation in the State of Delaware and in the Corporation's principal offices at 1661 East Camelback Road, Suite 245, Phoenix, Arizona 85016. This Voting Trust Certificate is issued in accordance with the terms of the Voting Trust Agreement, as amended, and is subject to the provisions thereof.

                                     TRUSTEE

                                     [                           ]
                                      ___________________________



Dated:________________________       By:____________________________
                                        Name:
                                        Title: